Exhibit 99.1

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS
Kadant Reports 2019 First Quarter Results
Reports Record Revenue and Bookings

WESTFORD, Mass., April 29, 2019 – Kadant Inc. (NYSE: KAI) reported its financial results for the first quarter ended March 30, 2019.

First Quarter 2019 Highlights

•	Revenue increased 15% to a record $171 million

•	GAAP diluted EPS was unchanged at $0.96

•	Adjusted diluted EPS increased 16% to $1.24

•	Net income was unchanged at $11 million

•	Adjusted EBITDA increased 27% to $30 million and represented 17.5% of revenue

•	Gross margin was 41.2%

•	Bookings increased 1% to a record $184 million

•	Revenue and bookings for parts and consumables were a record at $113 million and $120 million, respectively

•	Backlog increased 16% sequentially to a record $200 million

•	Cash flow from operations increased 37% to $10 million

Note: Adjusted diluted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“We had a great start to 2019 with record bookings and revenue and a nice EPS beat in the first quarter,” said Jonathan Painter, chief executive officer. “Solid performance by our recent acquisition, Syntron Material Handling Group, contributed to our record-setting quarter and helped drive our backlog to a record $200 million, a 16 percent sequential increase.

“Strong operating performance across our businesses led to our adjusted EBITDA increasing 27 percent and cash flow from operations increasing 37 percent compared to the first quarter of 2018. We continued to see healthy market conditions in North America, while China experienced slower activity due to restrictions on wastepaper imports and weaker demand. We are seeing strong project activity in Southeast Asia as producers seek to build capacity outside of China.

“Our parts and consumables revenue and bookings in the first quarter were also outstanding, up 18 percent and 17 percent, respectively, compared to the first quarter of 2018. This continues to be a strategic focus of ours and I am pleased to see these positive results.”

First Quarter 2019 Results
Revenue increased 15 percent to $171.3 million compared to the first quarter of 2018, including $20.6 million from an acquisition and a $7.0 million decrease from the unfavorable effect of foreign currency translation. Excluding the impact of an acquisition and foreign currency translation, revenue increased six percent compared to the first quarter of 2018. Gross margin was 41.2 percent, including a 1.3 percent negative impact from the amortization of acquired profit in inventory. Net income was $10.9 million, or $0.96 per diluted share, in both the first quarters of 2019 and 2018. Adjusted diluted EPS increased 16 percent to $1.24 compared to $1.07 in the first quarter of 2018. Adjusted diluted EPS in the first quarter of 2019 excludes $0.22 of amortization from acquired profit in inventory and backlog and $0.06 of acquisition costs. Adjusted diluted EPS in the first quarter of 2018 excludes $0.05 of restructuring costs, $0.04 of discrete tax expense, and $0.02 of amortization from acquired backlog.

Adjusted EBITDA increased 27 percent to $30.0 million compared to $23.5 million in the first quarter of 2018. Adjusted EBITDA excludes $3.3 million of amortization from acquired profit in inventory and backlog and $0.8 million of acquisition costs in the first quarter of 2019 and $0.8 million of restructuring costs and $0.3 million of amortization from acquired backlog in the first quarter of 2018. Cash flows from operations increased 37 percent to $9.9 million compared to $7.2 million in the first quarter of 2018. Bookings increased to a record $183.6 million compared to $181.9 million in the first quarter of 2018, including $24.5 million from an acquisition and a $7.7 million decrease from the unfavorable effect of foreign currency translation. Excluding the impact of an acquisition and foreign currency translation, bookings decreased eight percent compared to the first quarter of 2018.

Summary and Outlook
“Despite the policy uncertainty on wastepaper imports in China and some weakness in our Wood Processing capital business in North America, we are encouraged by our solid start to 2019,” Mr. Painter continued. “For 2019, we are reaffirming our adjusted diluted EPS and revenue guidance and raising our GAAP diluted EPS guidance from our previous guidance of $4.75 to $4.90. We now expect to achieve GAAP diluted EPS of $4.84 to $4.99 on revenue of $700 to $710 million. The 2019 guidance includes pre-tax amortization expense associated with acquired profit in inventory and backlog of $4.6 million, or $0.30 per diluted share, and pre-tax acquisition costs of $0.8 million, or $0.06 per diluted share. Excluding these expenses, we expect adjusted diluted EPS of $5.20 to $5.35 for 2019.

“For the second quarter of 2019, we expect GAAP diluted EPS of $0.99 to $1.05 on revenue of $165 to $170 million. The second quarter of 2019 guidance includes pre-tax amortization expense associated with acquired profit in inventory and backlog of $1.1 million, or $0.08 per diluted share. Excluding this expense, we expect adjusted diluted EPS of $1.07 to $1.13 for the second quarter of 2019.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Tuesday, April 30, 2019, at 11:00 a.m. eastern time to discuss its first quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors.” To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or +1-704-385-4884 outside the U.S. and reference participant passcode 8759439. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until May 31, 2019.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the first quarter results on its website at www.kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted earnings per share (EPS), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, and adjusted EBITDA margin.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-

GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue in the first quarter of 2019 included $20.6 million from an acquisition and a $7.0 million unfavorable foreign currency translation effect. We present increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Our non-GAAP financial measures exclude restructuring costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, and discrete tax expense. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or income or none at all.

Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax acquisition costs of $0.8 million in the first quarter of 2019.

•	Pre-tax expense related to amortization of acquired profit in inventory and backlog of $3.3 million in the first quarter of 2019.

•	Pre-tax restructuring costs of $0.8 million in the first quarter of 2018.

•	Pre-tax expense related to amortization of acquired backlog of $0.3 million in the first quarter of 2018.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax acquisition costs of $0.7 million ($0.8 million net of tax of $0.1 million) in the first quarter of 2019.

•	After-tax expense related to amortization of acquired profit in inventory and backlog of $2.5 million ($3.3 million net of tax of $0.8 million) in the first quarter of 2019.

•	After-tax restructuring costs of $0.6 million ($0.8 million net of tax of $0.2 million) in the first quarter of 2018.

•	After-tax expense related to amortization of acquired backlog of $0.2 million ($0.3 million net of tax of $0.1 million) in the first quarter of 2018.

•	Discrete tax expense of $0.4 million in the first quarter of 2018.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.

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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

			Three Months Ended
Consolidated Statement of Income			March 30, 2019	March 31, 2018

Revenues			$171,316	$149,193
Costs and Operating Expenses:
Cost of revenues			100,801	83,114
Selling, general, and administrative expenses			49,319	45,776
Research and development expenses			2,621	2,869
Restructuring costs			—	770
			152,741	132,529
Operating Income			18,575	16,664
Interest Income			56	183
Interest Expense			(3,504)	(1,732)
Other Expense, Net			(99)	(246)

Income Before Provision for Income Taxes			15,028	14,869
Provision for Income Taxes			3,963	3,861
Net Income			11,065	11,008
Net Income Attributable to Noncontrolling Interest			(165)	(150)
Net Income Attributable to Kadant			$10,900	$10,858

Earnings per Share Attributable to Kadant:
Basic			$0.98	$0.98
Diluted			$0.96	$0.96

Weighted Average Shares:
Basic			11,133	11,042
Diluted			11,385	11,342

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	March 30, 2019	March 30, 2019	March 31, 2018	March 31, 2018

Net Income and Diluted EPS Attributable to Kadant, as Reported	$10,900	$0.96	$10,858	$0.96
Adjustments for the Following:
Restructuring Costs, Net of Tax	—	—	589	0.05
Acquisition Costs, Net of Tax	699	0.06	—	—
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax (e,f)	2,513	0.22	189	0.02
Discrete Tax Items	—	—	444	0.04
Adjusted Net Income and Adjusted Diluted EPS (a)	$14,112	$1.24	$12,080	$1.07

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				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisition
Revenues by Product Line	March 30, 2019	March 31, 2018	Increase (Decrease)	and FX (a,b)
Stock-Preparation	$52,048	$45,483	$6,565	$9,129
Fluid-Handling	32,754	32,886	(132)	1,207
Doctoring, Cleaning, & Filtration	28,390	27,222	1,168	2,298
Papermaking Systems	113,192	105,591	7,601	12,634
Wood Processing Systems	34,049	39,141	(5,092)	(3,117)
Material Handling Systems	20,584	—	20,584	—
Fiber-Based Products	3,491	4,461	(970)	(970)
	$171,316	$149,193	$22,123	$8,547

				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisition
Revenues by Geography (c)	March 30, 2019	March 31, 2018	Increase (Decrease)	and FX (a,b)
North America	$100,876	$77,616	$23,260	$5,803
Europe	38,985	41,493	(2,508)	739
Asia	17,078	20,148	(3,070)	(2,643)
Rest of World	14,377	9,936	4,441	4,648
	$171,316	$149,193	$22,123	$8,547

				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisition
Bookings by Product Line	March 30, 2019	March 31, 2018	Increase (Decrease)	and FX (b)
Stock-Preparation	$55,828	$56,515	$(687)	$2,130
Fluid-Handling	37,039	39,770	(2,731)	(1,084)
Doctoring, Cleaning, & Filtration	27,696	28,331	(635)	433
Papermaking Systems	120,563	124,616	(4,053)	1,479
Wood Processing Systems	34,882	52,729	(17,847)	(15,642)
Material Handling Systems	24,475	—	24,475	—
Fiber-Based Products	3,692	4,575	(883)	(883)
	$183,612	$181,920	$1,692	$(15,046)

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	Three Months Ended
Business Segment Information	March 30, 2019	March 31, 2018
Gross Margin:
Papermaking Systems	44.2%	45.6%
Wood Processing Systems	41.4%	39.5%
Material Handling Systems	22.5%	—%
Fiber-Based Products	50.3%	56.0%
	41.2%	44.3%

Operating Income:
Papermaking Systems	$18,509	$14,584
Wood Processing Systems	7,270	7,363
Material Handling Systems	(1,353)	—
Corporate and Other	(5,851)	(5,283)
	$18,575	$16,664

Adjusted Operating Income (a,d):
Papermaking Systems	$18,509	$15,354
Wood Processing Systems	7,270	7,615
Material Handling Systems	2,798	—
Corporate and Other	(5,851)	(5,283)
	$22,726	$17,686

Capital Expenditures:
Papermaking Systems	$1,357	$4,649
Wood Processing Systems	551	376
Material Handling Systems	38	—
Corporate and Other	222	126
	$2,168	$5,151

	Three Months Ended
Cash Flow and Other Data	March 30, 2019	March 31, 2018
Cash Provided by Operations	$9,876	$7,216
Depreciation and Amortization Expense	8,231	6,099

Balance Sheet Data	March 30, 2019	Dec. 29, 2018
Assets
Cash, Cash Equivalents, and Restricted Cash	$57,175	$46,117
Accounts Receivable, net	104,120	92,624
Inventories	103,029	86,373
Unbilled Revenues	16,996	15,741
Property, Plant and Equipment, net	87,732	80,157
Intangible Assets	184,596	113,347
Goodwill	343,768	258,174
Other Assets	60,824	33,216
	$958,240	$725,749
Liabilities and Stockholders' Equity
Accounts Payable	$43,571	$35,720
Debt Obligations	354,790	171,434
Other Borrowings	6,127	4,387
Other Liabilities	171,756	139,637
Total Liabilities	576,244	351,178
Stockholders' Equity	381,996	374,571
	$958,240	$725,749

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	Three Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation	March 30, 2019	March 31, 2018
Consolidated
Net Income Attributable to Kadant	$10,900	$10,858
Net Income Attributable to Noncontrolling Interest	165	150
Provision for Income Taxes	3,963	3,861
Interest Expense, Net	3,448	1,549
Other Expense, Net	99	246
Operating Income	18,575	16,664
Restructuring Costs	—	770
Acquisition Costs	843	—
Acquired Backlog Amortization (e)	998	252
Acquired Profit in Inventory (f)	2,310	—
Adjusted Operating Income (a)	22,726	17,686
Depreciation and Amortization	7,233	5,847
Adjusted EBITDA (a)	$29,959	$23,533

Adjusted EBITDA Margin (a,g)	17.5%	15.8%

Papermaking Systems
Operating Income	$18,509	$14,584
Restructuring costs	—	770
Adjusted Operating Income (a)	18,509	15,354
Depreciation and Amortization	3,188	3,136
Adjusted EBITDA (a)	$21,697	$18,490

Wood Processing Systems
Operating Income	$7,270	$7,363
Acquired Backlog Amortization (e)	—	252
Adjusted Operating Income (a)	7,270	7,615
Depreciation and Amortization	2,387	2,544
Adjusted EBITDA (a)	$9,657	$10,159

Material Handling Systems
Operating Loss	$(1,353)	$—
Acquisition Costs	843	—
Acquired Backlog Amortization (e)	998	—
Acquired Profit in Inventory (f)	2,310	—
Adjusted Operating Income (a)	2,798	—
Depreciation and Amortization	1,466	—
Adjusted EBITDA (a)	$4,264	$—

Corporate and Other
Operating Loss	$(5,851)	$(5,283)
Depreciation and Amortization	192	167
EBITDA (a)	$(5,659)	$(5,116)

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(a)	Represents a non-GAAP financial measure.

(b)
Represents the increase (decrease) resulting from the exclusion of an acquisition and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(c)	Geographic revenues are attributed to regions based on customer location.

(d)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents expense within cost of revenues associated with amortization of acquired profit in inventory.

(g)	Calculated as adjusted EBITDA divided by revenue in each period.

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About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,800 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 29, 2018 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our customers’ ability to obtain financing for capital equipment projects; international sales and operations; the variability and uncertainties in sales of capital equipment in China; the oriented strand board market and levels of residential construction activity; development and use of digital media; currency fluctuations; cyclical economic conditions affecting the global mining industry and the continued demand for coal; price increases or shortages of raw materials; dependence on certain suppliers; our acquisition strategy; failure of our information systems or breaches of data security and cybertheft; changes in government regulations and policies and compliance with laws; our internal growth strategy; competition; soundness of suppliers and customers; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; our debt obligations; restrictions in our credit agreement and note purchase agreement; loss of key personnel and effective succession planning; protection of intellectual property; fluctuations in our share price; soundness of financial institutions; environmental laws and regulations; climate change; environmental, health and safety laws and regulations; adequacy of our insurance coverage; anti-takeover provisions; and reliance on third-party research.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com

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